                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 and related Prospectus for the exchange up to $400,000,000 of new 7 3/8% notes due 2006, for any and all outstanding 7 3/8% notes due 2006 and up to $600,000,000 of new 7 1/2% notes due 2009, for any and all outstanding 7 1/2% notes due 2009 to the incorporation by reference therein of our reports dated: February 3, 1999, except for note 23, as to which the date is February 24, 1999, with respect to the consolidated financial statements and schedule of Federal-Mogul Corporation; January 29, 1999 with respect to the consolidated financial statements of Federal-Mogul Ignition Company (and the Cooper Automotive division of Cooper Industries, Inc., its predecessor); January 29, 1999 with respect to the consolidated financial statements of Federal-Mogul Products, Inc. (and the Moog Automotive division of Cooper Industries, Inc., its predecessor); and February 12, 1999 with respect to the financial statements of Federal-Mogul Aviation, Inc. (and Champion Aviation, Inc., a subsidiary of Cooper Industries, Inc., its predecessor) all of which are included in its Annual Report on Form 10-K for the year ended December 31, 1998; to the incorporation by reference therein of our report dated October 1, 1998, with respect to the combined financial statements of the Cooper Automotive and Moog Automotive Divisions of Cooper Industries, Inc. as of December 31, 1997 and 1996 and for the three years then ended, included in Federal-Mogul Corporation's Form 8-K/A dated November 24, 1998; and to the incorporation by reference therein of our report dated February 13, 1998 with respect to the financial statements of The Operating Businesses of the Fel-Pro Group as of December 28, 1997 and December 29, 1996 and for the three years in the period ended December 28, 1997, included in Federal-Mogul Corporation's Form 8-K/A dated April 7, 1998, filed with the Securities and Exchange Commission.

/s/ Ernst and Young LLP

June 30, 1999
Detroit, Michigan